Exhibit 4.73

Counterpart ____ of 65

ENTERGY MISSISSIPPI, LLC

(successor to Entergy Mississippi, Inc., formerly Mississippi Power & Light Company)

to

THE BANK OF NEW YORK MELLON

(formerly The Bank of New York)

(successor to Harris Trust Company of New York and Bank of Montreal Trust Company)

As Trustee under

Entergy Mississippi, LLC’s

Mortgage and Deed of Trust, dated as of February 1, 1988

FORTY-THIRD SUPPLEMENTAL INDENTURE

Providing among other things for

First Mortgage Bonds,

5.80% Series due April 15, 2055

Dated as of March 1, 2025

Prepared by

Wise Carter Child & Caraway, Professional Association

P.O. Box 651

Jackson, Mississippi 39205

(601) 968-5500

FORTY-THIRD SUPPLEMENTAL INDENTURE

FORTY-THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2025, between ENTERGY MISSISSIPPI, LLC, a limited liability company of the State of Texas (formerly Entergy Mississippi Power and Light, LLC and hereinafter sometimes called the “Company”), as successor to Entergy Mississippi, Inc., formerly Mississippi Power & Light Company, a corporation of the State of Mississippi which changed its state of incorporation from the State of Mississippi to the State of Texas by domesticating and converting into a Texas corporation on November 19, 2018 (hereinafter sometimes called the “Original Company”), and THE BANK OF NEW YORK MELLON (successor to Harris Trust Company of New York), a New York banking corporation, as Trustee under the Mortgage and Deed of Trust, dated as of February 1, 1988, executed and delivered by the Original Company (herein called the “Original Indenture”; the Original Indenture together with any and all indentures and instruments supplemental thereto being herein called the “Indenture”);

WHEREAS, the Original Indenture has been duly recorded or filed as required in the States of Mississippi and Arkansas; and

WHEREAS, the Original Company has executed and delivered to the Trustee (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its First Supplemental Indenture, dated as of February 1, 1988, its Second Supplemental Indenture, dated as of July 1, 1988, its Third Supplemental Indenture, dated as of May 1, 1989, its Fourth Supplemental Indenture, dated as of May 1, 1990, its Fifth Supplemental Indenture, dated as of November 1, 1992, its Sixth Supplemental Indenture, dated as of January 1, 1993, its Seventh Supplemental Indenture, dated as of July 15, 1993, its Eighth Supplemental Indenture, dated as of November 1, 1993, its Ninth Supplemental Indenture, dated as of July 1, 1994, its Tenth Supplemental Indenture, dated as of April 1, 1995, its Eleventh Supplemental Indenture, dated as of June 1, 1997, its Twelfth Supplemental Indenture, dated as of April 1, 1998, its Thirteenth Supplemental Indenture, dated as of May 1, 1999, its Fourteenth Supplemental Indenture, dated as of May 1, 1999, its Fifteenth Supplemental Indenture, dated as of February 1, 2000, its Sixteenth Supplemental Indenture, dated as of January 1, 2001, its Seventeenth Supplemental Indenture, dated as of October 1, 2002, its Eighteenth Supplemental Indenture, dated as of November 1, 2002, its Nineteenth Supplemental Indenture, dated as of January 1, 2003, its Twentieth Supplemental Indenture, dated as of March 1, 2003, its Twenty-first Supplemental Indenture, dated as of May 1, 2003, its Twenty-second Supplemental Indenture, dated as of March 1, 2004, its Twenty-third Supplemental Indenture, dated as of April 1, 2004, its Twenty-fourth Supplemental Indenture, dated as of September 1, 2004, its Twenty-fifth Supplemental Indenture, dated as of January 1, 2006, its Twenty-sixth Supplemental Indenture, dated as of June 1, 2009, its Twenty-seventh Supplemental Indenture, dated as of April 1, 2010, its Twenty-eighth Supplemental Indenture, dated as of April 1, 2011, its Twenty-ninth Supplemental Indenture, dated as of May 1, 2011, its Thirtieth Supplemental Indenture, dated as of December 1, 2012, its Thirty-first Supplemental Indenture, dated as of March 1, 2014, its Thirty-second Supplemental Indenture, dated as of May

1, 2016 (“Thirty-second Supplemental Indenture”), its Thirty-third Supplemental Indenture, dated as of September 1, 2016 (“Thirty-third Supplemental Indenture”), and its Thirty-fourth Supplemental Indenture, dated as of November 1, 2017 (“Thirty-fourth Supplemental Indenture”), each as a supplement to the Original Indenture, and the First through Thirty-fourth Supplemental Indentures have been duly recorded or filed as required in the States of Mississippi and Arkansas; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York. By virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and

WHEREAS, effective June 30, 2000, Harris Trust Company of New York resigned as Trustee under the Indenture, and by an Instrument of Appointment of Successor Trustee the Original Company appointed The Bank of New York as successor Trustee, effective June 30, 2000, and The Bank of New York accepted said appointment; and

WHEREAS, effective June 30, 2000, Mark F. McLaughlin resigned as Co-Trustee under the Indenture, and by an Agreement of Resignation, Appointment and Acceptance the Original Company appointed Stephen J. Giurlando, as successor Co-Trustee, effective June 30, 2000, and Stephen J. Giurlando accepted said appointment; and

WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, effective June 1, 2009, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and

WHEREAS, in addition to property described in the Original Indenture, as heretofore supplemented, the Original Company had acquired certain other property rights and interests in property; and

WHEREAS, effective as of November 19, 2018, the Original Company changed its state of incorporation from Mississippi to Texas and domesticated and converted to a Texas corporation; and

WHEREAS, the Original Company, as a Texas corporation (the “Original Company-TX”) executed and delivered to the Trustee the Thirty-fifth Supplemental Indenture, dated as of November 19, 2018, in which the Original Company-TX assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and any coupons and of the Indenture, and agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Original Company, as a Mississippi corporation, which Thirty-fifth Supplemental Indenture has been duly recorded or filed as required in the States of Mississippi and Arkansas and with the Secretary of State of Texas; and

WHEREAS, effective as of 11:58 p.m. Central Time, November 30, 2018, the Original Company-TX allocated to the Company, among other things, all its rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder and, subject to the Lien of the Indenture, all the Mortgaged and Pledged Property as an entirety (the “2018 Transfer”) pursuant to a Plan of Merger between the Original Company-TX and the Company (the “2018 Transfer Documents”), in connection with which, among other things, the Company succeeded to the ownership of all the Original Company-TX’s right, title and interest in and to the Mortgaged and Pledged Property as constituted immediately prior to the time that the 2018 Transfer became effective, and succeeded to all the Original Company-TX’s rights, powers, duties and obligations under the Indenture and the bonds outstanding thereunder; and

WHEREAS, the Company executed and delivered to the Trustee the Thirty-sixth Supplemental Indenture, dated as of November 30, 2018, in which the Company (in the name of Entergy Mississippi Power and Light, LLC) assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Indenture in accordance with the provisions of said bonds and any coupons and of the Indenture, and agreed to perform and fulfill all the covenants and conditions of the Indenture to be kept or performed by the Original Company-TX, which Thirty-sixth Supplemental Indenture has been duly recorded or filed as required in the States of Mississippi and Arkansas and with the Secretary of State of Texas; and

WHEREAS, effective as of December 1, 2018, the name of the Company was changed from Entergy Mississippi Power and Light, LLC to Entergy Mississippi, LLC; and

WHEREAS, the Company executed and delivered to the Trustee its Thirty-seventh Supplemental Indenture, dated as of December 5, 2018 (“Thirty-seventh Supplemental Indenture”), its Thirty-eighth Supplemental Indenture, dated as of June 1, 2019 (“Thirty-eighth Supplemental Indenture”), its Thirty-ninth Supplemental Indenture, dated as of May 1, 2020 (“Thirty-ninth Supplemental Indenture”), its Fortieth Supplemental Indenture, dated as of November 1, 2021 (“Fortieth Supplemental Indenture”), its Forty-first Supplemental Indenture, dated as of May 1, 2023 (“Forty-first Supplemental Indenture”), and its Forty-second Supplemental Indenture, dated as of May 1, 2024 (“Forty-second Supplemental Indenture”), each as a supplement to the Original Indenture, which Thirty-seventh Supplemental Indenture, Thirty-eighth Supplemental Indenture, Thirty-ninth Supplemental Indenture, Fortieth Supplemental Indenture, Forty-first Supplemental Indenture, and Forty-second Supplemental Indenture have been duly recorded or filed as required in the States of Mississippi and Arkansas and with the Secretary of State of Texas, and, this Forty-third Supplemental Indenture will be recorded or filed as required in the States of Mississippi and Arkansas and with the Secretary of State of Texas; and

WHEREAS, the Original Company or the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
14.65% Series due February 1, 1993	$55,000,000	None
14.95% Series due February 1, 1995	20,000,000	None
8.40% Collateral Series due December 1, 1992	12,600,000	None
11.11% Series due July 15, 1994	18,000,000	None
11.14% Series due July 15, 1995	10,000,000	None
11.18% Series due July 15, 1996	26,000,000	None
11.20% Series due July 15, 1997	46,000,000	None
9.90% Series due April 1, 1994	30,000,000	None
5.95% Series due October 15, 1995	15,000,000	None
6.95% Series due July 15, 1997	50,000,000	None
8.65% Series due January 15, 2023	125,000,000	None
7.70% Series due July 15, 2023	60,000,000	None
6 5/8% Series due November 1, 2003	65,000,000	None
8.25% Series due July 1, 2004	25,000,000	None
8.80% Series due April 1, 2005	80,000,000	None
6 7/8% Series due June 1, 2002	65,000,000	None
6.45% Series due April 1, 2008	80,000,000	None
6.20% Series due May 1, 2004	75,000,000	None
Floating Rate Series due May 3, 2004	50,000,000	None
Pollution Control Series A due July 1, 2022	32,850,000	None
7 3/4% Series due February 15, 2003	120,000,000	None
6.25% due February 1, 2003	70,000,000	None
6% Series due November 1, 2032	75,000,000	None
7.25% Series due December 1, 2032	100,000,000	None
5.15% Series due February 1, 2013	100,000,000	None
4.35% Series due April 1, 2008	100,000,000	None
4.95% Series due June 1, 2018	95,000,000	None
6.25% Series due April 1, 2034	100,000,000	None
4.65% Series due May 1, 2011	80,000,000	None
4.60% Pollution Control Series B due April 1, 2022	16,030,000	None
5.92% Series due February 1, 2016	100,000,000	None
6.64% Series due July 1, 2019	150,000,000	None
6.20% Series due April 15, 2040	80,000,000	None
6.0% Series due May 1, 2051	150,000,000	None
3.25% Series due June 1, 2016	125,000,000	None
3.10% Series due July 1, 2023	250,000,000	None
3.75% Series due July 1, 2024	100,000,000	None
2.85% Series due June 1, 2028	375,000,000	375,000,000
4.90% Series due October 1, 2066	260,000,000	260,000,000
3.25% Series due December 1, 2027	150,000,000	150,000,000
4.52% Series due December 1, 2038	55,000,000	55,000,000
3.85% Series due June 1, 2049	435,000,000	435,000,000
3.50% Series due June 1, 2051	370,000,000	370,000,000
2.55% Series due December 1, 2033	200,000,000	200,000,000
5.30% Series due September 1, 2033	300,000,000	300,000,000
5.85% Series due June 1, 2054	300,000,000	300,000,000

; and

WHEREAS, Section 19.04 of the Indenture provides, among other things, that without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the Trustee, in order to establish the form or terms of bonds of any series; and

WHEREAS, the Company desires to create a new series of bonds under the Indenture, and to establish the terms of such series of bonds; and

WHEREAS, in Section 4.01 of Article IV of the Thirty-second Supplemental Indenture, the Company reserved the right to amend Sections 1.02, 1.03 and 1.06 of the Indenture (herein sometimes collectively referred to as the “Amendments”); and

WHEREAS, in Section 5.01 of Article V of the Thirty-second Supplemental Indenture, each initial and future holder of bonds of the Thirty-eighth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 6.01 of Article VI of the Thirty-third Supplemental Indenture, each initial and future holder of bonds of the Thirty-ninth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 6.01 of Article VI of the Thirty-fourth Supplemental Indenture, each initial and future holder of bonds of the Fortieth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 4.01 of Article IV of the Thirty-seventh Supplemental Indenture, each initial and future holder of bonds of the Forty-first Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 4.01 of Article IV of the Thirty-eighth Supplemental Indenture, each initial and future holder of bonds of the Forty-second Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 5.01 of Article V of the Thirty-ninth Supplemental Indenture, each initial and future holder of bonds of the Forty-third Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 4.01 of Article IV of the Fortieth Supplemental Indenture, each initial and future holder of bonds of the Forty-fourth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 5.01 of Article V of the Forty-first Supplemental Indenture, each initial and future holder of bonds of the Forty-fifth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, in Section 4.01 of Article IV of the Forty-second Supplemental Indenture, each initial and future holder of bonds of the Forty-sixth Series, by its acquisition of an interest in such bonds, irrevocably (a) consented to the Amendments without any other or further action by any holder of such bonds, and (b) designated the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise; and

WHEREAS, the bonds of the Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth, Forty-fifth, and Forty-sixth Series constitute all bonds now Outstanding; and

WHEREAS, Pursuant to Sections 18.07 and 18.10 of the Indenture, the Company may now effect the Amendments because (a) the Trustee has received the consent to the Amendments of the holders of all bonds now Outstanding as set forth in 5.01 of Article V of the Thirty-second Supplemental Indenture, Section 6.01 of Article VI of the Thirty-third Supplemental Indenture, Section 6.01 of Article VI of the Thirty-fourth Supplemental Indenture, Section 4.01 of Article IV of the Thirty-seventh Supplemental Indenture, Section 4.01 of Article IV of the Thirty-eighth Supplemental Indenture, Section 5.01 of Article V of the Thirty-ninth Supplemental Indenture, Section 4.01 of Article IV of the Fortieth Supplemental Indenture, Section 5.01 of Article V of the Forty-first Supplemental Indenture and Section 4.01 of Article IV of the Forty-second Supplemental Indenture, (b) the Amendments affect the rights of all series of bonds now Outstanding, and (c) the Amendments do not (1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of the Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any nonassenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to limited exceptions) or (4) permit the reduction of the percentage required by the provisions of Section 18.07 of the Original Indenture for the taking of any action under Section 18.07 of the Original Indenture with respect to any bond Outstanding under the Indenture; and

WHEREAS, pursuant to and in accordance with said Sections 18.07, 18.10 and 19.04 of the Indenture, the Company now desires to execute with the Trustee and to cause to be recorded an indenture of the tenor aforesaid; and

WHEREAS, all things necessary to make this Forty-third Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized; and

NOW, THEREFORE, THIS FORTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH: That the Company, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to further secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms a security interest unto THE BANK OF NEW YORK MELLON, as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), in (a) all the Mortgaged and Pledged Property acquired by the Company from the Original Company-TX pursuant to the 2018 Transfer Documents (including, but not limited to, that located in the following counties in the State of Mississippi: Adams, Amite, Attala, Bolivar, Calhoun, Carroll, Choctaw, Claiborne, Coahoma, Copiah, Covington, DeSoto, Franklin, Grenada, Hinds, Holmes, Humphreys, Issaquena, Jefferson, Jefferson Davis, Lawrence, Leake, Leflore, Lincoln, Madison, Montgomery, Panola, Pike, Quitman, Rankin, Scott, Sharkey, Simpson, Smith, Sunflower, Tallahatchie, Tate, Tunica, Walthall, Warren, Washington, Webster,

Wilkinson, Yalobusha and Yazoo; and in Independence County, Arkansas) and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien of the Indenture, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Indenture, and (d) all properties of the Company real, personal and mixed, of any kind or nature (except as in the Indenture expressly excepted), subject to the provisions of Section 15.03 of the Original Indenture, acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the effective time of the 2018 Transfer and wheresoever situated, including (without in anyway limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in the Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as in the Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property described in the Indenture.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except as in the Indenture expressly excepted) shall be and are as fully granted and conveyed by the Indenture and as fully embraced within the Lien of the Indenture as if such property, rights and franchises were now owned by the Company and were specifically described in the Indenture and granted and conveyed by the Indenture.

PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not in the Indenture specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, and any natural gas distribution system; (7) the Company’s franchise to be a corporation; and (8) any property heretofore released pursuant to any provisions of the Indenture; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Indenture by reason of the occurrence of a Default.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto THE BANK OF NEW YORK MELLON, and its successors and assigns forever.

IN TRUST NEVERTHELESS, upon the terms and trusts in the Indenture set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture, without preference, priority or distinction as to the Lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions in the Indenture set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the Lien and security of all said bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the date of the initial issuance of bonds under the Indenture, and that the Lien and security of the Indenture shall take effect from said date as though all said bonds of all series were actually authenticated and delivered and issued upon such date.

PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal and interest, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then the Indenture and the estate and rights granted under the Indenture shall cease, determine and be void, otherwise to be and remain in full force and effect.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and its successor or successors as Trustee in such trust in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01. Terms From the Indenture. All defined terms used in this Forty-third Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

Section 1.02. Certain Defined Terms. As used in this Forty-third Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

The term “Forty-seventh Series” shall have the meaning specified in Section 2.01.

Section 1.03. References Are to Forty-third Supplemental Indenture. Unless the context otherwise requires, all references herein to “Articles,” “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Forty-third Supplemental Indenture, and the words “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Forty-third Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

Section 1.04. Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

ARTICLE II

THE FORTY-SEVENTH SERIES

Section 2.01. Bonds of the Forty-seventh Series. There shall be a series of bonds designated 5.80% Series due April 15, 2055 (herein sometimes referred to as the “Forty-seventh Series”), each of which shall also bear the descriptive title “First Mortgage Bond” as permitted by Section 2.01 of the Original Indenture. The form of bonds of the Forty-seventh Series shall be substantially in the form of Exhibit A hereto. Bonds of the Forty-seventh Series shall mature on April 15, 2055, and shall be issued only as fully registered bonds in denominations of One Thousand Dollars ($1,000) and, at the option of the Company, in integral multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Forty-seventh Series shall bear interest at the rate of five and eighty one-hundredths per centum (5.80%) per annum (except as hereinafter provided), payable semi-annually on April 15 and October 15 of each year, and at maturity or earlier redemption, the first interest payment to be made on October 15, 2025, for the period from the date of original issuance of the bonds of the Forty-seventh Series to, but not including, October 15, 2025, the principal of and premium, if any, and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the bonds of the Forty-seventh Series may, at the option of the Company, be paid by check mailed to the registered owners thereof. Overdue principal and overdue interest in respect of the bonds of the Forty-seventh Series shall bear interest (before and after judgment) at the rate of six and eighty one-hundredths per centum (6.80%) per annum (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law). Interest on the bonds of the Forty-seventh Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the bonds of the Forty-seventh Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month. In any case where any interest payment date, redemption date or maturity of any bond of the Forty-seventh Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the bonds of the Forty-seventh Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Section 2.02. Optional Redemption of Bonds of the Forty-seventh Series. Prior to October 15, 2054, (the “Par Call Date”), the bonds of the Forty-seventh Series shall be redeemable at the option of the Company, in whole or in part, upon notice, mailed not less than 10 days prior to the date fixed for redemption (each a “Redemption Date”), at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) (a “Redemption Price”) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal of the bonds of the Forty-seventh Series being redeemed and interest thereon discounted to the Redemption Date (assuming the bonds of the Forty-seventh Series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued thereon to, but not including, the Redemption Date, and

(2) 100% of the principal amount of the bonds of the Forty-seventh Series being redeemed,

plus, in either case, accrued and unpaid interest on the bonds of the Forty-seventh Series being redeemed to, but not including, the Redemption Date.

On or after the Par Call Date, the bonds of the Forty-seventh Series will be redeemable at the option of the Company, in whole or in part, on not less than 10 days’ notice prior to the Redemption Date, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the bonds of the Forty-seventh Series being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date as follows:

(1) the Company shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2) if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3) if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.

In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

If, at the time notice of redemption is given, the redemption monies are not held by the Trustee, the redemption may be made subject to the receipt of such monies before the date fixed for redemption, and such notice shall be of no effect unless such monies are so received.

Section 2.03. Transfer and Exchange.

(a) At the option of the registered owner, any bonds of the Forty-seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

(b) Bonds of the Forty-seventh Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his or her duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

(c) Upon any such exchange or transfer of bonds of the Forty-seventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of bonds of the Forty-seventh Series.

Section 2.04. Dating of Bonds and Interest Payments.

(a) Each bond of the Forty-seventh Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each bond of the Forty-seventh Series dated prior to October 15, 2025, shall bear interest from the date of original issuance; and provided, further, that if any bond of the Forty-seventh Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other bond or bonds of the Forty-seventh Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the bonds of the Forty-seventh Series.

(b) Notwithstanding the foregoing, bonds of the Forty-seventh Series shall be dated so that the Person in whose name any bond of the Forty-seventh Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date, except if, and to the extent that, the Company shall have defaulted in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding bonds of the Forty-seventh Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest.

Section 2.05. Additional Bonds of the Forty-seventh Series. Upon the delivery of this Forty-third Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, there shall be an initial issue of bonds of the Forty-seventh Series for the aggregate principal amount of $600,000,000. Additional bonds of the Forty-seventh Series, without limitation as to amount, having substantially the same terms as the Outstanding bonds of the Forty-seventh Series (except for the issue date, the price to public and, if applicable, the initial interest payment date) may be issued by the Company, subject to satisfaction of the requirements of the Indenture, as heretofore supplemented, without the notice to or the consent of the existing holders of the bonds of the Forty-seventh Series.

Section 2.06. Release of Company upon Conveyance or Other Transfer. In case the Company, as permitted by Section 15.01 of the Indenture, shall convey or transfer, subject to the Lien of the Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety to a successor, the indenture described in Section 15.02 of the Indenture may also provide for the release and discharge of the Company from all obligations under any bonds of the Forty-seventh Series issued under the Indenture which are assumed by such successor.

ARTICLE III

COVENANTS

Section 3.01. Maintenance of Paying Agent. So long as any bonds of the Forty-seventh Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of and premium, if any, or interest on any bonds of such series shall be payable shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

Section 3.02. Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of a majority in aggregate principal amount of the bonds of the Forty-seventh Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

ARTICLE IV

AMENDMENTS TO CERTAIN PROVISIONS OF THE INDENTURE

Section 4.01. Amendments to Section 1.02. The holders of all of the bonds Outstanding under the Indenture having consented to the amendment to Section 1.02 of the Indenture set forth in Section 4.01 of the Thirty-second Supplemental Indenture, the Company hereby exercises its right to amend Section 1.02 of the Indenture to add the following definitions:

The term “Business Day,” when used with respect to the place or places at which principal of and premium, if any, and interest, if any, on the bonds are payable or any other particular location specified in the bonds or this Indenture, shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies in such place of payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified in the bonds or in a supplemental indenture creating such bonds.

The term “Governmental Authority” shall mean the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

Section 4.02. Amendments to Section 1.03. The holders of all of the bonds Outstanding under the Indenture having consented to the amendment to Section 1.03 of the Indenture set forth in Section 4.01 of the Thirty-second Supplemental Indenture, the Company hereby exercises its right to amend Section 1.03 of the Indenture to add the following definitions:

The term “Person” shall mean any individual, Corporation, joint venture, trust or unincorporated organization or any Governmental Authority.

The term “Prepaid Liens” means any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

Section 4.03. Amendment to Section 1.06. The holders of all of the bonds Outstanding under the Indenture having consented to the amendment to Section 1.06 of the Indenture set forth in Section 4.01 of the Thirty-second Supplemental Indenture, the Company hereby exercises its right to amend Section 1.06 of the Indenture to read as follows:

Section 1.06. The term “Excepted Encumbrances” shall mean as of any particular time any of the following:

(a) liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(b) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ liens, other liens incident to construction, liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days notice has not been given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(c) liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the bonds then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days notice given to the general counsel of the Company or to such other Person designated by the Company to receive such notices;

(d) easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged and Pledged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged and Pledged Property considered as a whole for the purposes for which it is held by the Company;

(e) liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such liens, defects, irregularities, exceptions or limitations or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

(f) liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

(g) leases existing on May 1, 2016 affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(h) liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(i) controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

(j) rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged and Pledged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

(k) liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

(l) liens on the Mortgaged and Pledged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

(m) rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(n) (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such liens would not adversely affect the interests of the Company in such property in any material respect;

(o) any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

(p) any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

(q) any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;

(r) rights and interests granted pursuant to Section 11.02;

(s) any lien of the Trustee granted pursuant to Section 16.09; and

(t) Prepaid Liens.

Section 4.04. Effective Date. Each of the Amendments set forth in Sections 4.01 through 4.03 of this Article IV shall be effective as of March 1, 2025. The Indenture, as heretofore supplemented, shall be deemed amended and modified to the extent necessary to give effect to the foregoing. Except as amended and modified hereby, the Indenture, as heretofore supplement, shall remain in full force and effect.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01. Acceptance of Trusts. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Forty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-third Supplemental Indenture.

Section 5.02. Effect of Forty-third Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Forty-third Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance and that, so far as the said Louisiana property is concerned, this Forty-third Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee and secured party in trust for the benefit of itself and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 5.03. Record Date. The holders of the bonds of the Forty-seventh Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Forty-seventh Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 5.04. Titles. The titles of the several Articles and Sections of this Forty-third Supplemental Indenture and the table of contents shall not be deemed to be any part hereof.

Section 5.05. Counterparts. This Forty-third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 5.06. Governing Law. The internal laws of the State of New York shall govern this Forty-third Supplemental Indenture and the bonds of the Forty-seventh Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

Section 5.07. Recitals. The recitals set forth in the initial pages of this Forty-third Supplemental Indenture and the exhibits attached hereto are incorporated herein by reference, and this Forty-third Supplemental Indenture shall be construed in the light thereof.

IN WITNESS WHEREOF, ENTERGY MISSISSIPPI, LLC has caused its company name to be hereunto affixed, and this instrument to be signed by its Chairman of the Board, Chief Executive Officer, President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers for and on its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, Senior Associates or Associates for and on its behalf, all as of the day and year first above written.

ENTERGY MISSISSIPPI, LLC

By:	/s/ Kevin J. Marino
Kevin J. Marino
Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Glenn J. Kunak
Name: Glenn J. Kunak
Title: Vice President

STATE OF LOUISIANA	)
	)	SS.:
PARISH OF ORLEANS	)

On the 10th day of March, 2025, before me appeared Kevin J. Marino, to me personally known, who, being by me duly sworn, did say that he is an Assistant Treasurer of ENTERGY MISSISSIPPI, LLC, and that the above instrument was signed on behalf of said entity by authority of its Board of Directors, and said Kevin J. Marino acknowledged said instrument to be the free act and deed of said entity.

/s/ Dawn A. Balash
Dawn A. Balash
State of Louisiana, Parish of Orleans
Notary Public Identification No. 140967
My Commission expires at my death

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 11th day of March, 2025, before me appeared Glenn J. Kunak to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he is a Vice President of THE BANK OF NEW YORK MELLON, and that the above instrument was signed on behalf of said entity by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said entity.

/s/ Rafal Bar
Rafal Bar Notary Public - State of New York Registration No. 01BA6293822 Qualified in Kings County Commission Expires 01/31/2026

EXHIBIT A

FORM OF BOND OF FORTY-SEVENTH SERIES

(See legend at the end of this bond for

restrictions on transferability and change of form)

FIRST MORTGAGE BOND

5.80% Series due April 15, 2055

CUSIP 29366W AG1
No. R-	$___________

ENTERGY MISSISSIPPI, LLC (successor to Entergy Mississippi, Inc., formerly Mississippi Power & Light Company), a limited liability company duly organized and validly existing under the laws of the State of Texas (hereinafter called the Company), for value received, hereby promises to pay to __________ or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of _______Dollars ($________) on April 15, 2055, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance, if the date of this bond is prior to October 15, 2025, or, if the date of this bond is on or after October 15, 2025, from the April 15 or October 15 immediately preceding the date of this bond to which interest has been paid on the bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of five and eighty one-hundredths per centum (5.80%) per annum in like coin or currency on April 15 and October 15 in each year, commencing October 15, 2025, and at maturity or earlier redemption, until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law) on any defaulted interest at the rate of six and eighty one-hundredths per centum (6.80%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed using a 30-day month.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, as hereinafter defined, or its successor thereunder, shall have signed the authentication certificate endorsed hereon.

This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its First Mortgage Bonds, 5.80% Series due April 15, 2055 (herein called bonds of the Forty-seventh Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Forty-third Supplemental Indenture dated as of March 1, 2025, called the Mortgage), dated as of February 1, 1988, duly executed by the Company to The Bank of New York Mellon, as successor Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Forty-seventh Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

In case the Company, as permitted by the Mortgage, shall convey or transfer, subject to the lien of the Mortgage, all or substantially all the mortgaged and pledged property as an entirety to a successor, the Company may be released and discharged from all obligations under the bonds of this series which are assumed by such successor.

The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to be maintained by the Company in the Borough of Manhattan, The City of New York, State of New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his or her duly authorized attorney, at the office or agency of the Company in The

City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.

This bond is redeemable at the option of the Company as provided in the Forty-third Supplemental Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

All terms used in this bond not otherwise defined herein that are defined in the Mortgage shall have the meanings assigned to them in the Mortgage.

As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy Mississippi, LLC has caused this bond to be signed in its company name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

Dated:

ENTERGY MISSISSIPPI, LLC

By:
Name:
Title:

Attest:

Name:
Title:

FORM OF TRUSTEE’S

AUTHENTICATION CERTIFICATE

TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

LEGEND

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).

A-5